Exhibit 99.1

Description of Securities

Limestone Bancorp, Inc., a Kentucky corporation (the “Company”), has one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):  its common shares, no par value.

The following description of these securities is qualified by reference to the Company’s Articles of Incorporation and Bylaws, which are the instruments defining the rights of the shareholders.  These instruments are identified as, and incorporated by reference to, Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed July 30, 2021 and Exhibit 3.2 to the Company’s Current Report on Form 8-K filed June 18, 2018.

Authorized Capital Stock

The Company is authorized to issue 28,000,000 Common Shares (“Common Shares”); 10,000,000 Non-Voting Common Shares (“Non-Voting Common Shares”); and 1,000,000 preferred shares. Of the 1,000,000 authorized preferred shares, 38,000 shares have been designated as Series G Participating Preferred Shares.  Neither the Non-Voting Common Shares nor the preferred shares are registered under the Exchange Act and no preferred shares are issued and outstanding as of December 1, 2022.  The Common Shares and the Non-Voting Common Shares are referred to collectively in this description as the “common stock.”

Common Shares

Subject to the voting rights of any series of preferred shares, the Company’s Common Shares have the exclusive right to vote in the election of directors and on all other matters in which shareholders are generally entitled to vote. Common Shares are entitled to one vote per share on matters on which holders of Common Shares are entitled to vote.

Subject to any preferential rights of preferred shares that may be issued, holders of Common Shares are entitled to receive such dividends that may be declared from time to time by the Company’s board of directors.

Upon the Company’s voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up, the holders of Common Shares and Non-Voting Common Shares are entitled to share ratably in any distribution of all remaining assets, tangible or intangible, available for distribution. This right is also subject to any preferential liquidation rights of preferred shares that may be issued by the Company.

Non-Voting Common Shares

Holders of the Company’s Non-Voting Common Shares generally have no voting rights but are entitled to receive the same dividends and distributions that are paid to holders of Common Shares. These rights are subject to any preferential voting or distribution rights of preferred shares that may be issued from time to time. Kentucky law requires that a class of shares vote separately when a proposed amendment to the Articles of Incorporation would increase or decrease the number of authorized shares of the class or change the designation, rights, preferences or limitations of all or part of the shares of the class.

Non-Voting Common Shares automatically convert into Common Shares on a one-for-one basis, upon the transfer in (a) a widespread public distribution, including pursuant to a registration statement filed with and declared effective by the SEC or pursuant to Rule 144 under the Securities Act of 1933, (b) a transfer in which no transferee (or group of associated transferees) would receive more than 2% of any class of our voting securities or (c) a transfer to a transferee that controls more than 50% of our voting securities without any transfer from the transferor. This automatic conversion may occur as to some or all of the Non-Voting Common Shares held by any holder.

The one-for-one conversion ratio is subject to adjustment in the event of (i) any recapitalization by means of a stock dividend on, or a stock split or combination of, outstanding voting and Non-Voting Common Shares or (ii) any merger, consolidation or other reorganization with another corporation. Upon conversion, the authorized Non-Voting Common Shares will be automatically redesignated as additional authorized Common Shares.

Preferred Shares

The Company’s Articles of Incorporation authorize the board of directors, without further shareholder approval unless otherwise required by governing laws or regulations, to authorize the issuance of 1,000,000 preferred shares in series and to fix the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each series of the preferred shares and the qualifications, limitations and restrictions thereof.  Currently, the Company has only one designated series of preferred shares:  Series G Participating Preferred Shares.  The Series G Participating Preferred Shares were authorized for possible use in connection with the Tax Benefits Preservation Plan dated as of June 25, 2015 between the Company and American Stock Transfer & Trust Company, LLC, as amended by Amendment No. 1 thereto, dated August 5, 2015, Amendment No. 2 thereto, dated May 23, 2018, Amendment No. 3 thereto dated November 25, 2019, Amendment No. 4 thereto dated May 19, 2021 and Amendment No. 5 thereto dated October 24, 2022 (the “Preservation Plan”).  The Preservation Plan, and the preferred share purchase rights distributed to the Company’s shareholders pursuant to the Preservation Plan, expired on October 24, 2022.

The terms of the Series G Participating Preferred Shares are described in Article IV.D. of the Company’s Articles of Incorporation.  If issued, the voting, dividend and liquidation rights of the Series G Participating Preferred Shares will generally be aligned with the Common Shares, subject to a multiplier.

NOL Protective Transfer Restrictions on Common Stock

Article VIII of the Company’s Articles of Incorporation  (the “NOL Protective Amendment”) imposes restrictions on transfers of common stock that are designed to block transfers of shares of common stock which could result in an “ownership change” as determined under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and jeopardize, or limit, the Company’s ability to use its net operating losses and other tax benefits (collectively, “NOLs”) to reduce its future income tax liability.

Prohibited Transfers.  The NOL Protective Amendment generally restricts any direct or indirect transfer (such as transfers that result from the transfer of interests in other entities that own the Company’s common stock) if the effect would be to:

•	increase the direct or indirect ownership of the Company’s common stock by any person or persons from less than 5.0% to 5.0% or more of the Company’s common stock; or
•	increase the ownership percentage of a person owning or deemed to own 5.0% or more of the Company’s common stock (which includes, without limitation, the Company and its affiliates).

Consequences of Prohibited Transfers. Any direct or indirect transfer attempted in violation of the NOL Protective Amendment would be void. The NOL Protective Amendment specifies procedures to be followed with respect to any common stock which are the subject of a prohibited transfer (including restrictions on voting rights) and, to the extent permitted by law, imposes liability on any shareholder who knowingly violates the NOL Protective Amendment for any damages the Company suffers as a result of such violation.

Public Groups Modification and Waiver of Transfer Restrictions. To facilitate sales by shareholders into the market, the NOL Protective Amendment permits otherwise prohibited transfers of the Company’s common stock where the transferee is a “public group,” as defined.  In addition, the Company’s board of directors has the discretion to approve (with or without conditions) a transfer of the Company’s common stock that would otherwise violate the transfer restrictions (including, without limitation, a transfer to the Company and its affiliates) if it determines that the transfer is in the best interests of the Company and its shareholders.

Expiration of the NOL Protective Amendment.  Unless the shareholders of the Company approve an amendment to the Articles of Incorporation extending them, the transfer restrictions contained in the NOL Protective Amendment will expire on the earliest of (i) the close of business on May 19, 2024, (ii) the repeal of Section 382 or any successor statute if the Company’s board of directors determines that the NOL Protective Amendment is no longer necessary or desirable for the preservation of the Company’s NOLs, (iii) the close of business on the first day of the Company’s taxable year as to which the Company’s board of directors determines that none of the Company’s NOLs may be carried forward, and (iv) such date as the Company’s board of directors otherwise determines that the NOL Protective Amendment is no longer necessary for the preservation of the Company’s NOLs. The Company’s board of directors may also accelerate or extend the expiration date of the NOL Protective Amendment in the event of a change in the law; provided that the board has determined that such action is reasonably advisable to preserve the NOLs or that continuation of the restrictions contained in the NOL Protective Amendment is no longer reasonably necessary for the preservation of the NOLs.

Voting Rights

Except with respect to certain special matters that are required by statute to be submitted to shareholders for a greater number of affirmative votes, any act of the shareholders of a Kentucky corporation requires that more votes be cast for than against the matter at a meeting at which a quorum is present. The affirmative vote of a majority of all the outstanding shares entitled to vote is required to approve actions specified by statute such as mergers, share exchanges, certain sales of assets, and amendments of the Articles of Incorporation, among other things, in which case voting by class or voting groups may be required.

Directors of the Company are elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.  Shareholders are not entitled to cumulative voting rights in the election of directors.

 Other Provisions that Could Have an Anti-Takeover Effect

In addition to the Company’s Tax Benefits Preservation Plan and the NOL Protection Amendment (Article VIII of the Articles of Incorporation) described above, the Company’s Articles of Incorporation and Bylaws also contain provisions that could, in certain circumstances, have the effect of preventing, discouraging or delaying a change in the control of the Company and may make it more difficult to remove a member of the board of directors or management. These provisions include:

Preferred Shares.

 As noted above, the Company’s board of directors has the authority to issue preferred shares with voting or other rights or preferences that could impede the success of any attempt to effect a change in control or takeover of the Company.

Vacancies on the Board of Directors.

The Company’s Articles of Incorporation provide that the number of directors may not be less than two, nor more than 15, with the number of directors to be fixed within that range by the board of directors or the shareholders. The Company’s Bylaws provide that any vacancy occurring on the board of directors, including an increase in the number of directors, may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum of the entire board of directors. A director elected to fill a vacancy will serve for the remainder of the term to which the director has been elected and until the director’s successor has been elected and qualified.

 Advance Notice of Shareholder Proposals and Nominations.

Any one or more of the Company’s shareholders may nominate one or more persons for election as a director of the Company’s company or propose business to be conducted at a meeting of shareholders if the shareholder complies with the prior notice and information provisions set forth in the Company’s  Bylaws.

In order for a director nomination or other business proposal to be timely brought before an annual meeting of shareholders, a shareholder’s notice must be received by the Company’s Corporate Secretary at the Company’s principal executive office no later than the 120th day before the first anniversary of the date of the Company’s proxy statement issued in connection with the prior year’s annual meeting of shareholders in the case of an annual meeting, and not less than 60 days before a special meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if a public announcement of the date of a special meeting is not given at least 70 days before the scheduled date of the special meeting, then notice by the shareholder shall be timely if delivered not later than the close of business on the 10th day following the day on which public announcement of the date of the meeting is first made. The shareholder’s notice must contain certain specified information concerning the person to be nominated or the matter to be brought before the meeting and concerning the shareholder submitting the proposal.

For special meetings of shareholders, only the business set forth in the notice of the meeting may be conducted at the meeting. However, when directors will be elected at the special meeting, shareholders may nominate persons for election to the board by following the notice procedures described above, except that such notice will be deemed to be timely if it is received by the Corporate Secretary not earlier than the 120th day prior to the special meeting and not later than the close of business on the 10th day on which the date of the public meeting is publicly announced.

Dividends

Holders of common stock are entitled to such dividends and other distributions, including liquidating distributions, as may be declared from time to time by the Company’s board of directors out of funds legally available for payment of distributions. The instruments under which the Company’s junior subordinated debentures and subordinated notes are outstanding will restrict the Company from paying dividends on its common stock if the Company elects to defer payments of the interest on its junior subordinated debentures or an event of default has occurred with respect to its junior subordinated debentures or subordinated notes. The Company’s board of directors is authorized to issue preferred shares that may have preferential rights to receive dividends before dividends may be paid on common shares.